UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   February 18, 2005

CapSource Financial, Inc.
(Exact Name of Registrant as Specified in Charter)

Colorado	1-31730	84-1334453
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

2305 Canyon Boulevard, Suite 103, Boulder, CO	80302
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(303) 245-0515

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.   Unregistered Sales of Equity Securities

        CapSource Financial, Inc. disclosed that on February 18, 2005, Randolph M. Pentel, its Chairman and largest shareholder, converted $1,100,000 of debt and accrued interest owed to him by the company pursuant to promissory notes into common stock of the company. Prior to the conversion, Mr. Pentel held $2,032,521 of company debt.

        The promissory notes being converted specified annual interest rates of between 6 1/2% and 10% and were not, by their original terms, convertible into common stock of the company. The conversion price for this debt was established by the company’s board of directors at $.80 per share.

        A total of 1,375,000 shares of the company’s common stock was issued to Mr. Pentel in satisfaction of the debt represented by the promissory notes.

        After the issuance of the shares represented by the conversion of the promissory notes, the company has 11,165,999 shares of its common stock outstanding. Of this amount Mr. Pentel now owns 10,089,200 shares or 90.36% of the company’s outstanding common stock. Prior to the debt conversion Mr. Pentel owned 8,714,200 shares or 89% of the total.

        The debt converted is approximately 26% of the company’s total outstanding debt as of February 18, 2005, the conversion date. The conversion will save the company approximately $77,000 in annual interest expense.

        The transaction was made in reliance upon the exemptions from registration provided under Section 4(2), or 4(6) of the Securities Act, or Regulation D.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSOURCE FINANCIAL, INC. (Registrant)
Dated: March 29, 2005	By:	/s/ Steven E. Reichert

Name: Steven E. Reichert Title: Vice President and General Counsel